Exhibit 16.1

October 18, 2022

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Bon Natural Life Limited
CIK Number: 0001816815

Dear Sir or Madam:

We have read Form 6-K dated October 18, 2022 of Bon Natural Life Limited. (the “Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Form 6-K.

/s/ Friedman LLP

New York, New York